Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Ultimate Software Group, Inc.:

We consent to the incorporation by reference (i) in the registration statements (No. 333-107527 and No. 333-115894) on Form S-3 of The Ultimate Software Group, Inc. and (ii) the registration statements (No. 333-55985, No. 333-91332, No. 333-125076 and No. 333-142972) on Forms S-8 of The Ultimate Software Group, Inc. of our reports dated March 13, 2008, with respect to the consolidated balance sheets of The Ultimate Software Group, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of The Ultimate Software Group, Inc.

As discussed in Notes 3 and 18 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. Also, as discussed in Note 22 to the consolidated financial statements, the Company changed its method of quantifying errors in 2006.

/s/ KPMG LLP
KPMG LLP

March 13, 2008
Miami, Florida
Certified Public Accountants

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